SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 7, 2002

Date of Report

PROBUSINESS SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22227	94-2976066

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4125 Hopyard Road
Pleasanton, CA 94588

(Address of principal executive offices)

(925) 737-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

     This Current Report on Form 8-K/A amends and restates Items 5 and 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2002.

Item 5. Other Events

     On December 20, 2001, ProBusiness Services, Inc. (the “Company”) announced a private placement of shares of common stock to investors, to be completed in two closings. In the first closing which took place on December 20, 2001, the Company sold 2,400,000 shares of the Company’s common stock at $15.00 per share for aggregate proceeds of $36 million. In the second closing, which took place on February 6, 2002, entities affiliated with General Atlantic Partners, LLC purchased 1,333,334 shares of the Company’s common stock at $15.00 per share for aggregate proceeds of $20 million. The Company has filed a registration statement covering the resale of 2,400,000 shares sold in the private placement and will amend the registration statement to register the additional 1,333,334 shares sold in the second closing. The registration statement has not yet been declared effective.

Item 7. Financial Statements and Exhibits

     (c)            Exhibits

4.2(b)	Waiver and Amendment to the Amended and Restated Registration Rights Agreement dated as of December 20, 2001 by and among the Company, General Atlantic Partners 39, L.P., GAP Coinvestment Partners L.P., General Atlantic Partners 70, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, Thomas H. Sinton and the holders of a majority of the Company’s registrable securities pursuant to the Amended Registration Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8-K dated January 4, 2002, filed on January 7, 2002).

4.13	Common Stock Purchase Agreement, made as of December 20, 2001, by and among the Company and the purchasers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2002	PROBUSINESS SERVICES, INC.

	By:	/s/ Thomas H. Sinton

Thomas H. Sinton Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

4.2(b)	Waiver and Amendment to the Amended and Restated Registration Rights Agreement dated as of December 20, 2001 by and among the Company, General Atlantic Partners 39, L.P., GAP Coinvestment Partners L.P., General Atlantic Partners 70, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, Thomas H. Sinton and the holders of a majority of the Company’s registrable securities pursuant to the Amended Registration Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8-K dated January 4, 2002, filed on January 7, 2002)

4.13	Common Stock Purchase Agreement, made as of December 20, 2001, by and among the Company and the purchasers.